EXHIBIT A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

SCHEDULE 13G

Under the Securities Exchange Act of 1934
(Amendment No. ___)*

INFINEON TECHNOLOGIES AG
(Name of Issuer)
ORDINARY SHARES, NO PAR VALUE, BUT WITH A NOTIONAL VALUE OF 2.00 EUROS PER SHARE
(Title of Class of Securities)
45662N1037
(CUSIP Number)
December 5, 2001
(Date of Event Which Requires Filing of this Statement)

Check the appropriate box to designate the rule pursuant to which this Schedule is filed:

Rule 13d-1(b)

Rule 13d-1(c)

Rule 13d-1(d)

CUSIP No. 45662N1037

1.	Names of Reporting Persons FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee I.R.S. Identification Nos. of above persons (entities only).
2.	Check the Appropriate Box if a Member of a Group (See Instructions)
	(a)	NOT APPLICABLE
	(b)	NOT APPLICABLE

3.	SEC Use Only

4.	Citizenship or Place of Organization UNITED STATES OF AMERICA

Number of Shares Beneficially Owned by Each Reporting Person With		5.	Sole Voting Power
200,000,000
		6.	Shared Voting Power 0
		7.	Sole Dispositive Power 0
		8.	Shared Dispositive Power 0

9.	Aggregate Amount Beneficially Owned by Each Reporting Person 200,000,000

10.	Check if the Aggregate Amount in Row (9) Excludes Certain Shares (See Instructions) NOT APPLICABLE

11.	Percent of Class Represented by Amount in Row (9) 28.9%

12.	Type of Reporting Person (See Instructions) BK

Item 1.

(a) Name of Issuer:

INFINEON TECHNOLOGIES AG

(b) Address of Issuer's Principal Executive Offices:

ST.-MARTIN-STRASSE 53,
D-81541 MUNICH, GERMANY

Item 2.

(a) Name of Person Filing:

FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

(b) Address of Principal Business Office or, if none, Residence:

ONE RODNEY SQUARE
920 KING STREET, SUITE 102

WILMINGTON, DE 19801

ATTN.: CORPORATE TRUST ADMINISTRATION

(c) Citizenship:

UNITED STATES OF AMERICA

(d) Title of Class of Securities:

ORDINARY SHARES, NO PAR VALUE, BUT WITH A
NOTIONAL VALUE OF 2.00 EUROS PER SHARE

(e) CUSIP Number:

45662N1037

Item 3. If this statement is filed pursuant to sections 240.13d-1(b) or 240.13d-2(b) or (c), check whether the person filing is a:

(a) [ ] Broker or dealer registered under section 15 of the Act (15 U.S.C. 78o).

(b) [X] Bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c).

(c) [ ] Insurance company as defined in section 3(a)(19) of the Act (15 U.S.C. 78c).

(d) [ ] Investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8).

(e) [ ] An investment adviser in accordance with section 240.13d-1(b)(1)(ii)(E);

(f) [ ] An employee benefit plan or endowment fund in accordance with section 240.13d-1(b)(1)(ii)(F);

(g) [ ] A parent holding company or control person in accordance with section 240.13d-1(b)(1)(ii)(G);

(h) [ ] A savings associations as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);

(i) [ ] A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-3);

(j) [ ] Group, in accordance with section 240.13d-1(b)(1)(ii)(J).

Item 4. Ownership

(a) Amount beneficially owned:

200,000,000

(b) Percent of class:

28.9%

(c) Number of shares as to which such person has:

(i) Sole power to vote or to direct the vote:
200,000,000*

(ii) Shared power to vote or to direct the vote:
0

(iii) Sole power to dispose or to direct the disposition of:
0

(iv) Shared power to dispose or to direct the disposition of:
0

* Under the trust agreement further described in Item 6 below, First Union Trust Company, National Association, as Trustee, has agreed not to vote the shares

Item 5. Ownership of Five Percent or Less of a Class

NOT APPLICABLE

Item 6. Ownership of More than Five Percent on Behalf of Another Persons.

First Union Trust Company, National Association, not in its individual capacity but solely as trustee (the "Trustee"), holds the shares of Infineon AG ("Infineon") in trust (the "Trust Shares") pursuant to an Irrevocable Trust Agreement dated December 5, 2001 by and between Siemens Aktiengesellschaft ("Siemens") and the Trustee (the "Agreement"). While the Agreement provides that the Trustee has the exclusive and absolute power to vote the Trust Shares, it also provides that the Trustee shall refrain from voting the Trust Shares.

Also under the Agreement, the Trustee has no authority to sell or otherwise dispose of, or to pledge, encumber or hypothecate, any of the Trust Shares, except upon the written direction of Siemens; provided, however, that Siemens shall not direct the Trustee to sell any of the Trust Shares to Siemens, any affiliate of Siemens, any vehicle established by Siemens or any of its affiliates or to Infineon. The proceeds of any such disposition directed by Siemens shall be distributed forthwith to Siemens.

In addition, under the Agreement, the Trustee shall transfer or cause to be transferred to Siemens any and all proceeds it receives from or in connection with its position as Trustee. The Trustee shall, in particular, distribute or cause to be distributed to Siemens upon receipt all cash distributions or dividends received upon the Trust Shares and, except as provided below, all other proceeds, earnings, capital stock or other securities.

If at any time during the term of the Agreement, the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any shares of capital stock or other securities of Infineon, the Trustee shall hold the capital stock or such securities, which shall be subject to all of the terms and conditions of the Agreement to the same extent as if originally deposited thereunder, unless such capital stock or other securities have no current or potential voting rights in which case they shall be transferred without delay to Siemens.

If at any time during the term of the Agreement the Trustee shall receive or collect any monies through a distribution by Infineon to its shareholders, other than in payment of cash dividends, or shall receive any other property in respect of the Trust Shares, other than shares of capital stock or other securities of Infineon, through a distribution by Infineon to its shareholders, the Trustee shall distribute the same to Siemens. If the property is common stock issued in exchange for the Trust Shares in connection with the merger, consolidation, recapitalization or reorganization of Infineon, such common stock shall be held by the Trustee as Trust Shares; provided, however, that such common stock shall be distributed to Siemens if either (i) Siemens and its affiliates own, directly and indirectly, including such common stock held in Trust, if any, and such common stock issued in exchange for the Trust Shares, less than 50% of such outstanding common stock or (ii) such common stock has no voting rights. Siemens shall notify the Trustee in writing when the condition set forth in (i) above has been satisfied.

Item 7. Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on By the Parent Holding Company

NOT APPLICABLE

Item 8. Identification and Classification of Members of the Group

NOT APPLICABLE

Item 9. Notice of Dissolution of Group

NOT APPLICABLE

Item 10. Certification

By signing below I certify that, to the best of my knowledge and belief, the securities referred to above were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.
December 14, 2001	FIRST UNION TRUST COMPANY NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,
	By:	/s/ Edward L. Truitt, Jr.
Edward L. Truitt, Jr.
Vice President